UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2012

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

1-3672	Ameren Illinois Company (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-0211380

333-56594	Ameren Energy Generating Company (Illinois Corporation) 1500 Eastport Plaza Drive Collinsville, Illinois 62234 (618) 343-7777	37-1395586

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Ameren Corporation (“Ameren”) and certain of its subsidiaries have entered into definitive multi-year credit facility agreements with a large and diverse group of lenders, providing substantial liquidity. These facilities cumulatively provide $2.1 billion of credit through November 14, 2017, which maturity date may be extended with the agreement of the lenders, subject to the terms of such agreements, for two additional one-year periods. The facilities currently include 24 international, national, and regional lenders with no lender providing more than $124 million of credit in aggregate.

On November 14, 2012, Ameren, Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto entered into a $1 billion multi-year, senior unsecured revolving credit agreement (the “2012 Missouri Credit Agreement”). The Credit Agreement dated as of September 10, 2010 (the “2010 Missouri Credit Agreement”), under which Ameren and Ameren Missouri were borrowers, was terminated contemporaneously with the entrance into the 2012 Missouri Credit Agreement.

Also on November 14, 2012, Ameren, Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”), JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto entered into a $1.1 billion multi-year, senior unsecured revolving credit agreement (the “2012 Illinois Credit Agreement” and, together with the 2012 Missouri Credit Agreement, the “2012 Credit Agreements”). The Credit Agreement dated as of September 10, 2010 (the “2010 Illinois Credit Agreement”), under which Ameren and Ameren Illinois were borrowers, was terminated contemporaneously with the entrance into the 2012 Illinois Credit Agreement.

Contemporaneously with the entrance into each of the 2012 Credit Agreements, the Credit Agreement dated as of September 10, 2010 (the “2010 Genco Credit Agreement”), under which Ameren and Ameren Energy Generating Company (“Genco”) were borrowers, was also terminated.

The obligations of each borrower under the respective 2012 Credit Agreement to which it is a party will be several and not joint, and, except under limited circumstances relating to expenses and indemnities, the obligations of Ameren Missouri and Ameren Illinois under the respective 2012 Credit Agreements are not guaranteed by Ameren or any other subsidiary of Ameren. The maximum aggregate amount available to each borrower under each facility is as follows (such amount being such borrower’s “Borrowing Sublimit”): (x) under the 2012 Missouri Credit Agreement: Ameren—$500 million and Ameren Missouri—$800 million; and (y) under the 2012 Illinois Credit Agreement: Ameren—$300 million and Ameren Illinois—$800 million.

Ameren has the option to seek additional commitments from existing or new lenders to increase the total facility size of the 2012 Credit Agreements up to the following maximum amounts: in the case of the 2012 Missouri Credit Agreement – $1.2 billion and in the case of the 2012 Illinois Credit Agreement – $1.3 billion. Each of the 2012 Credit Agreements will mature and expire with respect to Ameren on November 14, 2017 (unless extended as described above, but in no event, later than November 14, 2019) (such maturity date as then in effect being, the “Final Maturity Date”). Borrowing Sublimits of Ameren Missouri and Ameren Illinois under the applicable 2012 Credit Agreement will mature and expire on November 13, 2013, subject to extension by the such borrowers with federal regulatory approvals on a 364-day basis or, upon subsequent receipt of required federal or state regulatory approvals, such later dates as requested (or permitted under such approvals), but in no event later than the Final Maturity Date. Ameren Missouri and Ameren Illinois intend to seek regulatory approval to extend the maturity dates of their respective Borrowing Sublimits under the 2012 Missouri Credit Agreement and 2012 Illinois Credit Agreement to November 14, 2017. If and when such regulatory approvals are received, no lender approval will be required to effect any such extensions. The principal amount of each revolving loan owed by a borrower under any 2012 Credit Agreement to which it is a party will be due and payable no later than the Final Maturity Date relating to such borrower under such 2012 Credit Agreement.

The obligations of all borrowers under the 2012 Credit Agreements are unsecured; provided that upon any grant of a lien (other than certain otherwise expressly permitted liens) by Ameren or any of its subsidiaries in order to secure indebtedness of the Ameren Corporation parent company, the lenders under the 2012 Credit Agreements will be entitled to equal and ratable liens on such property so encumbered in order to secure the obligations of Ameren under the 2012 Credit Agreements.

Loans are available on a revolving basis under each of the 2012 Credit Agreements and may be repaid (without premium or penalty) and, subject to satisfaction of the conditions to borrowing (as set forth below), reborrowed from time to time. At the election of each borrower, the interest rates on such loans will be the alternate base rate (“ABR”) plus the margin applicable to the particular borrower and/or the Eurodollar rate plus the margin applicable to the particular borrower. The applicable margins will be determined by reference to, in the case of any borrower, such borrower’s long-term unsecured credit ratings or, if no such ratings are then in effect, such borrower’s corporate/issuers ratings then in effect. ABR is a fluctuating interest rate equal to the highest of JPMorgan Chase Bank, N.A.’s prime rate, the sum of the federal funds effective rate plus 0.50% per annum and the one-month Eurodollar rate plus 1.00% per annum. The Eurodollar interest rate is the applicable British Bankers’ Association London interbank offered rate for deposits in U.S. dollars. A competitive bid rate is also available under the 2012 Credit Agreements if requested by a borrower. Letters of credit in an aggregate undrawn face amount not to exceed 25% of the applicable aggregate commitment under the respective 2012 Credit Agreements are also available for issuance for the account of the borrowers thereunder (but subject to the applicable overall combined facility borrowing limitations and the applicable Borrower Sublimits of the 2012 Credit Agreements). The applicable margins shall range from 1.00% to 2.05%, in the case of Eurodollar borrowings, and from 0.00% to 1.05%, in the case of ABR borrowings. The applicable margins for Eurodollar borrowings on the closing date were 1.275% for Ameren Illinois and Ameren Missouri and 1.475% for Ameren. There were no borrowings at closing. In addition, a commitment fee ranging from 0.125% to 0.45% (based on identical ratings criteria) shall be payable quarterly on the aggregate commitments. The fee rates applicable to the borrowers at closing were 0.225% for each of Ameren Illinois and Ameren Missouri and 0.275% for Ameren.

The 2012 Credit Agreements contain conditions to borrowings and issuances of letters of credit similar to those contained in the 2010 Missouri Credit Agreement and the 2010 Illinois Credit Agreement, including the absence of default or unmatured default, material accuracy of representations and warranties (excluding any representation after the closing date as to the absence of material adverse change or material litigation, and the absence of any notice of any violation, liability or requirement under any environmental laws that could have a material adverse effect) and required regulatory authorizations. In addition, solely as it relates to borrowings by Ameren Illinois under the 2012 Illinois Credit Agreement, it is also a condition precedent to any such borrowing that, at the time of and after giving effect to such borrowing, Ameren Illinois will not be in violation of any limitation on its ability to incur unsecured indebtedness contained in its articles of incorporation.

The 2012 Credit Agreements contain non-financial covenants including, among others, restrictions on the ability to incur liens, to transact with affiliates, to dispose of assets, to make investments in or transfer assets to its affiliates, and to merge with other entities. The 2012 Credit Agreements also contain financial covenants including, among others, a requirement that each of Ameren, Ameren Missouri, and Ameren Illinois maintain consolidated indebtedness of not more than 65% of its respective consolidated total capitalization pursuant to a defined calculation set forth in the agreements. In addition, under the 2012 Illinois Credit Agreement and, by virtue of the cross-default provisions of the 2012 Missouri Credit Agreement, the 2012 Missouri Credit Agreement, Ameren is required to maintain a ratio of consolidated funds from operations plus interest expense to consolidated interest expense of 2.0 to 1, to be calculated quarterly as of the end of the most recent four fiscal quarters then ending in accordance with the 2012 Illinois Credit Agreement. Failure of a borrower to satisfy a financial covenant constitutes an immediate default under the applicable 2012 Credit Agreement.

The 2012 Credit Agreements contain additional default provisions including, among others, a borrower’s failure in the performance of certain nonfinancial covenants thereunder; a borrower’s failure to make required payments when due thereunder; certain events of bankruptcy, insolvency or reorganization; judgments against a borrower or its subsidiaries in excess of $50 million in the aggregate which are not paid, stayed or otherwise discharged within 45 days; ERISA events reasonably expected to result in monetary liability resulting in a material adverse effect on such borrower; and any other breach by a borrower of the terms or provisions thereunder which is not remedied within 30 days after notice or receipt of actual knowledge thereof. The default provisions in the 2012 Credit Agreements apply separately to each borrower; provided, however, that a default of Ameren Missouri or Ameren Illinois under the applicable 2012 Credit Agreement will also be deemed to constitute a default of Ameren under such agreement. Defaults include a cross-default to a default of such borrower under any other agreement covering outstanding indebtedness of such borrower and certain subsidiaries (other than project finance subsidiaries and non-material subsidiaries) in excess of $50 million in the aggregate (including under the other 2012 Credit Agreement). However, under the default provisions of the 2012 Credit Agreements, any default of Ameren under any such 2012

Credit Agreements that results solely from a default of Ameren Missouri or Ameren Illinois thereunder does not result in a cross-default of Ameren under the other 2012 Credit Agreement. Further, the 2012 Credit Agreement default provisions provide that an Ameren default under either of the 2012 Credit Agreements does not trigger a default by Ameren Missouri or Ameren Illinois. Finally, for the purpose of determining whether any event relating solely to Genco or its subsidiaries constitutes a default with respect to Ameren under either 2012 Credit Agreement, Ameren will have the option to exclude Genco and its subsidiaries as being subsidiaries of Ameren which are subject to such 2012 Credit Agreement, provided that certain conditions are satisfied. These conditions include (i) the reduction of Borrowing Sublimits of Ameren under the respective 2012 Credit Agreements by not less than $150 million each (as determined from the highest Borrower Sublimit of Ameren that has been in effect at any time under the respective 2012 Credit Agreement) and (ii) that such default would not have a material adverse effect on Ameren (as such term is defined in the 2012 Credit Agreements).

The borrowers are permitted to use the proceeds of any borrowings under the 2012 Credit Agreements for general corporate purposes, including working capital, repayment or refinancing of indebtedness outstanding from time to time and other funding needs, to repay amounts owed under the 2010 Genco Credit Agreement, the 2010 Missouri Credit Agreement and the 2010 Illinois Credit Agreement, as applicable, to fund loans under the Ameren money pool arrangements or other short-term intercompany loan arrangements and to pay fees and expenses incurred in connection with the 2012 Credit Agreements.

Copies of the 2012 Missouri Credit Agreement and the 2012 Illinois Credit Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

ITEM 1.02	Termination of a Material Definitive Agreement.

As a condition to the effectiveness of the 2012 Credit Agreements, effective November 14, 2012, the 2010 Missouri Credit Agreement, the 2010 Illinois Credit Agreement and the 2010 Genco Credit Agreement were terminated in respect of all parties, including Ameren, Ameren Missouri, Ameren Illinois and Genco.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the 2012 Credit Agreements.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Title

10.1	Credit Agreement, dated as of November 14, 2012, by and among Ameren, Ameren Missouri and JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto.

10.2	Credit Agreement, dated as of November 14, 2012, by and among Ameren, Ameren Illinois and JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto.

This combined Form 8-K is being filed separately by Ameren Corporation, Union Electric Company, Ameren Illinois Company and Ameren Energy Generating Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

AMEREN ILLINOIS COMPANY
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

AMEREN ENERGY GENERATING COMPANY
(Registrant)

/s/ Steven R. Sullivan
Steven R. Sullivan
Chairman and President

Date: November 14, 2012

Exhibit Index

Exhibit Number:	Title

10.1	Credit Agreement, dated as of November 14, 2012, by and among Ameren, Ameren Missouri and JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto.

10.2	Credit Agreement, dated as of November 14, 2012, by and among Ameren, Ameren Illinois and JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto.